UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2010
SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

240 Route 10 West
Whippany, NJ		07981

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-5.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     Indenture and Supplemental Indenture
     On March 10, 2010, Suburban Propane Partners, L.P. (“Suburban”), entered into a previously announced underwriting agreement with Suburban Propane, L.P., Suburban Energy Finance Corp. and Banc of America Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which Suburban and Suburban Energy Finance Corp., a wholly-owned direct subsidiary (the “Corporation,” together with Suburban, the “Issuers”), sold $250,000,000 aggregate principal amount of 7-3/8% senior notes due March 15, 2020 (the “2020 Notes”).
     On March 23, 2010, the 2020 Notes were issued under, and the Issuers entered into (1) an indenture for senior debt securities (the “2020 Notes Base Indenture”) among the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”), and (2) a first supplemental indenture among the Issuers and the Trustee (the “2020 Notes Supplemental Indenture” and, together with the 2020 Notes Base Indenture, the “2020 Notes Indenture”).
     The 2020 Notes will bear interest at a rate of 7-3/8% per year, payable semiannually on March 15 and September 15 of each year, beginning on September 15, 2010.
     The 2020 Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of Suburban’s existing and future unsecured senior indebtedness. The 2020 Notes will be structurally subordinated to the indebtedness and other liabilities of all of Suburban’s subsidiaries, including the indebtedness and other liabilities of its operating partnership, Suburban Propane L.P., and its subsidiaries.
     The 2020 Notes Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of Suburban’s restricted subsidiaries (as defined in the 2020 Notes Indenture) to:
•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase Suburban’s capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on our assets;

•	transfer or sell assets;

•	restrict dividends or other payments to Suburban; and

•	effect a consolidation, liquidation or merger.
     These covenants are subject to important limitations and exceptions that are described in the 2020 Notes Indenture.
     The 2020 Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-165368), which became effective upon its filing with the Securities and Exchange Commission on March 9, 2010. A Preliminary Prospectus Supplement dated March 9, 2010 relating to the 2020 Notes and supplementing the Prospectus was filed with the SEC on March 10, 2010, and a final Prospectus Supplement dated March 10, 2010 was filed with the SEC on March 11, 2010.
     The net proceeds from the sale of the 2020 Notes were estimated to be approximately $242.3 million (after deducting underwriting discounts and commissions and estimated expenses). Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with Suburban in the ordinary course of its business. Affiliates of certain underwriters are lenders under Suburban’s credit facilities. These underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.
     The description of the 2020 Notes Base Indenture and the 2020 Notes Supplemental Indenture, each as a part of the 2020 Notes Indenture, in this Form 8-K is a summary and is qualified in its entirety by the terms of the 2020 Notes Indenture. Copies of the 2020 Notes Base Indenture and the 2020 Notes Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2 and incorporated herein by reference. The form of 2020 Notes issued pursuant to the 2020 Notes Supplemental Indenture is included as Annex A to the 2020 Notes Supplemental Indenture and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement
     Effective as of March 23, 2010, the indenture dated as of December 23, 2003, as amended by the first supplemental indenture dated as of March 19, 2010 (the “2013 Notes Indenture”), among the Issuers and the Trustee governing the Issuers’ 6.875% senior notes due 2013 (the “2013 Notes”) has been satisfied and discharged in accordance with its terms by the Issuers. Using the net proceeds from the sale of the 2020 Notes and additional cash on hand, the Issuers deposited a total of approximately $261 million with the Trustee, as trustee under the 2013 Notes Indenture and depositary for the previously announced cash tender offer, to repay all amounts outstanding under the 2013 Notes and to satisfy and discharge the 2013 Notes Indenture, consisting of: (i) approximately $211 million to purchase the 2013 Notes that were tendered pursuant to the previously announced cash tender offer as of the consent payment date, which amount was used to pay (1) $201 million of base consideration for the aggregate principal amount tendered; (2) $4 million of accrued and unpaid interest on the tendered 2013 Notes; and (3) $6 million of consent payments in connection with the solicitation of consents from holders of 2013 Notes to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the 2013 Notes Indenture; and (ii) approximately $50 million in connection with the redemption of the remaining 2013 Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The 2020 Notes Indenture contains a covenant that, among other things, restricts Suburban’s ability to pay dividends or distributions or redeem or repurchase capital stock. Information concerning the 2020 Notes Indenture is set forth in Item 1.01, which information is incorporated herein by reference into this Item 3.03.
Item 8.01 Other Events.
     On March 23, 2010, Suburban issued a press release announcing the results of the offer to purchase any and all of the 2013 Notes and related solicitation of consents as of the consent payment date, a copy of which is attached hereto as Exhibit 99.1 and hereby is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
4.1	Indenture, dated as of March 23, 2010, relating to the 7-3/8% Senior Notes due 2020, among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee, including the form of 7-3/8% Senior Notes due 2020.

4.2	First Supplemental Indenture, dated as of March 23, 2010, relating to the 7-3/8% Senior Notes due 2020, among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto).

99.1	Press Release of Suburban Propane Partners, L.P. dated March 23, 2010, announcing the results of the offer to purchase any and all of its $250,000,000 aggregate principal amount of 6.875% Senior Notes and related solicitation of consents as of the consent payment date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
Date: March 23, 2010	By:	/s/ Michael A. Stivala
		Name:	Michael A. Stivala
		Title:	Chief Financial Officer

EXHIBIT INDEX
     Exhibit
4.1	Indenture, dated as of March 23, 2010, relating to the 7-3/8% Senior Notes due 2020, among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee, including the form of 7-3/8% Senior Notes due 2020.

4.2	First Supplemental Indenture, dated as of March 23, 2010, relating to the 7-3/8% Senior Notes due 2020, among Suburban Propane Partners, L.P., Suburban Energy Finance Corporation and The Bank of New York Mellon, as Trustee.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto).

99.1	Press Release of Suburban Propane Partners, L.P. dated March 23, 2010, announcing the results of the offer to purchase any and all of its $250,000,000 aggregate principal amount of 6.875% Senior Notes and related solicitation of consents as of the consent payment date.